EXHIBIT 24

POWERS OF ATTORNEY

Powers of Attorney

Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Michael J. Case and Jeremy F. Goldstein, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities noted below to sign the Baldwin & Lyons, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and any and all amendments thereto, required to be filed pursuant to the requirements of Sections 12(g), 13, or 15(d) of the Securities and Exchange Act of 1934, as amended, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

Signature and Title            Dated:

/s/ W. Randall Birchfield                      March 6, 2017
W. Randall Birchfield, Director, President and CEO

/s/ William C. Vens                        March 6, 2017
William C. Vens, CFO

/s/ Stuart D. Bilton                        March 6, 2017
Stuart D. Bilton, Director

/s/ Otto N. Frenzel, IV                       March 6, 2017
Otto N. Frenzel, IV, Director

/s/ Philip V. Moyles Jr.                       March 6, 2017
Philip V. Moyles Jr., Director

/s/ John M. O'Mara                        March 6, 2017
John M. O'Mara, Director

/s/ Thomas H. Patrick                       March 6, 2017
Thomas H. Patrick, Director

/s/ John A. Pigott                         March 6, 2017
John A. Pigott, Director

/s/ Kenneth D. Sacks                       March 6, 2017
Kenneth D. Sacks, Director

Powers of Attorney (continued)

/s/ Nathan Shapiro                        March 6, 2017
Nathan Shapiro, Director

/s/ Norton Shapiro                        March 6, 2017
Norton Shapiro, Director

/s/ Robert Shapiro                        March 6, 2017
Robert Shapiro, Director

/s/ Steven A. Shapiro                       March 6, 2017
Steven A. Shapiro, Executive Chairman

/s/ Arshad R. Zakaria                       March 6, 2017
Arshad R. Zakaria, Director